                                                                    Exhibit 4.38

                                 AMENDMENT NO. 2

THIS AMENDMENT is made September 20, 2004 among:

     MARCH NETWORKS CORPORATION, a Canadian business corporation having its offices at Tower B, 555 Legget Drive, Ottawa, ON K2K 2X3 ("MARCH NETWORKS")

-and-

     MITEL NETWORKS CORPORATION, a Canadian business corporation having its offices at 350 Legget Drive, Ottawa, ON K2K 2W7 ("MITEL NETWORKS")

-and-

     MITEL NETWORKS INTERNATIONAL LIMITED, a Barbadian business corporation having its offices at Charnic Business Centre, Spring Garden Highway, St. Michael, Barbados ("MNIL")

-and-

     MITEL NETWORKS LIMITED, a UK business corporation having its offices at Mitel Business Park, Portskewett, Caldicott, UK NPZ6 5YR ("MNL")

WHEREAS:

     A. March Networks, Mitel Networks, MNIL and MNL entered into an alliance agreement effective as of September 21, 2001, as amended on September 20, 2003 (the "Alliance Agreement").

     B. Pursuant to Section 9.1 of the Alliance Agreement, the parties wish to renew the Alliance Agreement on the same terms and conditions for an additional six month term expiring on March 31, 2005.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

1. The term of the Alliance Agreement is hereby extended for an additional six month term, expiring March 31, 2005.
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2.   All terms and conditions of the Alliance Agreement to remain the same.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be signed by their duly authorized representatives as of the date written above.

MITEL NETWORKS CORPORATION              MARCH NETWORKS CORPORATION


BY: /s/ DON SMITH                       BY: /s/ Peter Strom
    ---------------------------------       ------------------------------------
NAME: DON SMITH                         NAME: Peter Strom
TITLE: CEO                              TITLE: President & CEO


MITEL NETWORKS INTERNATIONAL LIMITED    MITEL NETWORKS LIMITED


BY: /s/ PAUL BUTCHER                    BY: /s/ PAUL BUTCHER
    ---------------------------------       ------------------------------------
NAME: PAUL BUTCHER                      NAME: PAUL BUTCHER
TITLE: PRESIDENT                        TITLE: PRESIDENT


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